UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2012
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

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Item 7.01. Regulation FD Disclosure.

Caterpillar Inc. (“Caterpillar”) is furnishing supplemental information concerning deliveries to users for retail sales of machines and sales of power systems (including reciprocating and turbine engines and locomotives) to retail users and Original Equipment Manufacturers (“OEMs”). In addition, we are providing information relating to the distribution of machinery and engines by major end use. Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users.  Due to time delays between Caterpillar’s sales to dealers and dealers’ deliveries to end users, Caterpillar believes this information may help readers better understand Caterpillar’s business and the industries it serves.  This information is primarily based on unaudited reports provided by Caterpillar’s independent dealers which are not subject to Caterpillar’s internal controls over financial reporting.  This information is furnished under this Report with the Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

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Caterpillar Inc.
Past 3 Months Dealer Statistics

Retail Sales of Machines by marketing region for the 3-month rolling period compared with the same months of the prior year:
	Mar.12	Feb.12	Jan.12
Asia/Pacific	UP 15%	UP 20%	UP 25%
EAME*	UP 21%	UP 13%	UP 16%
Latin America	DOWN 6%	UP 6%	UP 13%
ROW**	UP 12%	UP 14%	UP 18%
North America	UP 36%	UP 39%	UP 47%
World	UP 18%	UP 21%	UP 27%
Reported in constant dollars and based on unit sales as reported by dealers.

*EAME (Europe, Africa and Middle East)
**ROW (rest of the world - everything except North America)

Power Systems Retail Statistics by business sector for the 3-month rolling period compared with the same months of the prior year:
	Mar.12	Feb.12	Jan.12
Electric Power	DOWN 19%	UP 6%	UP 24%
Industrial	DOWN 4%	DOWN 1%	UP 1%
Transportation	UP 11%	UP 22%	UP 21%
Petroleum	UP 12%	UP 22%	UP 29%
Total	DOWN 1%	UP 13%	UP 22%
Reported in constant dollars based on reporting from dealers and direct sales.

To the extent possible, Caterpillar includes acquisitions in its retail statistics about one calendar year after an acquisition closes in order to have a prior period comparison.  In August 2010, Caterpillar acquired Electro-Motive Diesel (“EMD”).  Therefore, beginning with January 2012 statistics, EMD’s sales of engines and locomotives will be included in the new “Transportation” sector.  The Transportation sector includes power systems for marine, rail and on-highway applications and locomotives.  In order to provide a consistent comparison for readers, Caterpillar intends to provide statistics for the former “Marine” sector for the first quarter of 2012.  For the 3-month rolling period ending March 2012 compared with the same months of the prior year, Marine was down 6%.

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Forward-Looking Statements

Certain statements in this filing relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements.  All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries and markets we serve; (ii) government monetary or fiscal policies and infrastructure spending ; (iii) commodity or component price increases and/or limited availability of raw materials and component products, including steel; (iv) our and our customers’, dealers’ and suppliers’ ability to access and manage liquidity; (v) political and economic risks and instability, including national or international conflicts and civil unrest; (vi) our and Cat Financial’s ability to: maintain credit ratings, avoid material increases in borrowing costs, and access capital markets; (vii) the financial condition and credit worthiness of Cat Financial’s customers; (viii) inability to realize expected benefits from acquisitions and divestitures, including the acquisition of Bucyrus International, Inc.; (ix) international trade and investment policies; (x) challenges related to Tier 4 emissions compliance; (xi) market acceptance of our products and services; (xii) changes in the competitive environment, including market share, pricing and geographic and product mix of sales; (xiii) successful implementation of capacity expansion projects, cost reduction initiatives and efficiency or productivity initiatives, including the Caterpillar Production System; (xiv) sourcing practices of our dealers or original equipment manufacturers; (xv) compliance with environmental laws and regulations; (xvi) alleged or actual violations of trade or anti-corruption laws and regulations; (xvii) additional tax expense or exposure; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial covenants; (xx) increased pension plan funding obligations; (xxi) union disputes or other employee relations issues; (xxii) significant legal proceedings, claims, lawsuits or investigations; (xxiii) compliance requirements imposed if carbon emissions legislation and/or regulations are adopted; (xxiv) changes in accounting standards; (xxv) failure or breach of IT security; (xxvi) adverse effects of natural disasters; and (xxvii) other factors described in more detail under “Item 1A.  Risk Factors” in our Form 10-K filed with the SEC on February 21, 2012 for the year ended December 31, 2011.  This filing is available on our website at www.caterpillar.com/secfilings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

April 25, 2012	By:	/s/James B. Buda
James B. Buda
Senior Vice President and Chief Legal Officer